EXHIBIT 10.8

                      CEO EMPLOYMENT CONTINUATION AGREEMENT

Network Equipment Technologies, Inc. ("the Company") and Hubert Anthony Whyte ("Officer"), in partial consideration for his continuing officer and employment relationship and to encourage continued employment in the event of a potential Change of Control, agree as follows:

1. In the event of Termination of Employment of Officer resulting from a Corporate Transaction, Change of Control or Hostile Take-Over (as those terms are defined in the 1993 Stock Option Plan, collectively referred to in this Agreement as "Change of Control") or from involuntary termination for reasons other than cause, the Company will provide severance benefits as follows:

     a.   two years of Officer's base salary ("salary continuance"),

     b. two years of Officer's variable compensation (computed using the mid-point of the applicable range and the company "meets plan"),

     c. Officer level medical, dental, life and disability insurance during the period of salary continuance, and

     d. vesting of outstanding stock options during the period of salary continuance, except as provided in 3 below.

2. "Termination of Employment" of Officer occurs when one of the following occurs: he is terminated without cause, job location is changed more than 50 miles, his compensation is materially reduced or responsibilities are substantially altered or reduced (without express consent of the employee) by the Company, or by any successor to the Company in conjunction with or within one year after the close of a Change of Control.

3. In the event of a Termination of Employment in conjunction with a Change of Control during the first year of employment, then vesting of one-third of the outstanding stock options held by Officer shall accelerate at the time of such Termination. In the event of a Termination of Employment in conjunction with a Change of Control after the first year of employment, then vesting of all outstanding stock options held by Officer shall accelerate at the time of such Termination. All vested options shall be exercisable for the duration of the life of the option.

4. In order to receive the foregoing, Officer agrees to execute the Company's release and non-competition agreement at the time of any such Termination of Employment.

Agreed this 1st day of June, 1999.

NETWORK EQUIPMENT TECHNOLOGIES, INC.

By:         /s/ Roger A. Barney                       /s/ Hubert Anthony Whyte
            -------------------------                 --------------------------
                Roger A. Barney                             (Signature)

Title:      Sr. VP Corporate Services

June 1, 1999                                                 N.E.T. Confidential